SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

July 9, 2015

PACIFIC CONTINENTAL CORPORATION

(Exact name of registrant as specified in its charter)

Oregon

(State or other jurisdiction

of incorporation)

0-30106	93-1269184
(Commission File Number)	IRS Employer Identification No.

111 West 7th Avenue

Eugene, Oregon 97401

(Address of principal executive offices) (zip code)

Registrant’s telephone number, including area code: (541) 686-8685

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On July 9, 2015, Pacific Continental Corporation (the “Company”) announced that Richard R. Sawyer has been appointed by the Company’s Board of Directors to serve as executive vice president and chief financial officer of the Company and its wholly-owned subsidiary, Pacific Continental Bank. Mr. Sawyer is expected to assume the CFO position no later than August 24, 2015.

Mr. Sawyer, age 50, has over 25 years of financial and operations management experience. Mr. Sawyer was previously employed by Tower Financial Corporation (NASDAQ – TOFC), in Fort Wayne, Indiana, from October 2004 to May 2014, where he served as executive vice president and chief financial officer since May 2007. After Tower Financial Corporation was acquired by Old National Bancorp in 2014, Mr. Sawyer joined Lifeline Youth and Family Services Inc., a nonprofit organization working with troubled youth, taking the position of vice president of administration.

As the Company’s executive president and chief financial officer Mr. Sawyer will:

•	Receive an annual base salary of $220,000;

•	Be eligible to participate in the Company’s annual bonus program beginning with the 2015 fiscal year. Mr. Sawyer’s target bonus will be 15% of his base salary, with the calculation based on company, regional and individual performance, prorated for service during the first year of employment and subject to board approval;

•	Be eligible to participate in the Company’s Amended and Restated 2006 Stock Option and Equity Compensation Plan. Mr. Sawyer will be entitled to receive annual equity grants valued at 20% of his annual salary, subject to the discretion of the Board of Directors. Mr. Sawyer must continue service with the Company through the applicable equity vesting dates;

•	Receive a change in control agreement applicable to the Company’s other executive officers. Under the agreement, if Mr. Sawyer is involuntarily terminated for any reason other than cause, death or disability on or within 12 months following a change of control, he would be entitled to receive benefits as follows: (i) a lump sum severance payment equal to two times the sum of his annual base salary plus 100% of his annual bonus, and (ii) all unvested equity grants will become vested immediately.

•	Be eligible to participate in the Company’s 401(k) plan, health plans and other benefits on the same terms as all other Company employees;

•	Be provided with a one-time relocation payment of $25,000, less any applicable taxes.

Mr. Sawyer does not have any family relationships with any director or executive officer of the Company, and there are not any transactions between Mr. Sawyer and the Company that would be reportable under Item 404(a) of Regulation S-K.

The full text of the press release announcing Mr. Sawyer’s appointment is furnished as Exhibit 99.1 to this Current Report on Form 8-K and shall not be deemed “filed” for purposes of Section 18 of the Securities and Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that Section.

Item 9.01	Financial Statement and Exhibits

99.1	Press release, dated July 9, 2015.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: July 9, 2015

PACIFIC CONTINENTAL CORPORATION

By:	/s/ Michael A. Reynolds
Michael A. Reynolds
Executive Vice President
Chief Financial Officer

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